UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

Digital Brand Media & Marketing Group, INC.

(Exact name of registrant as specified in its charter)

Florida	333-85072	59-3666743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o David E. Price, Esq. 1915 I Street Northwest Washington, DC 20006-2107
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 488-6473

RTG Ventures, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03      Amendment to Articles of Incorporation of Bylaws

On March 5, 2013, Digital Brand Media & Marketing Group, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to change its name from “RTG Ventures, Inc.” to “Digital Brand Media & Marketing Group, Inc.” The Amendment was effective as of March 20, 2013. A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01      Other Events

On March 5, 2013, Digital Brand Media & Marketing Group, Inc. (the “Company”) received approval from the Financial Industry Regulatory Authority (FINRA) for its reverse split and on April 8, 2013 for its name change. In connection with the name change, the Company’s trading symbol changed from “RTGV” to “DBMM” (the “Symbol Change”). The Company had previously filed a Certificate of Amendment to its Articles of Incorporation to change its name from “RTG Ventures, Inc.” to “Digital Brand Media & Marketing Group, Inc.” as stated above. The Name Change and Symbol Change have been reflected in the Company’s ticker symbol as of April 8, 2013.

The Company’s Board of Directors had previously approved a reverse split of the Company’s issued and outstanding shares on a basis of 100 for 1 (the Reverse Split”).  Upon effect of the Reverse Split, the Company’s issued and outstanding shares of common stock decreased from 896,249,338 to 9,052,943. FINRA declared the Reverse Split effective as of March 5, 2013.

Item 9.01      Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

3.1	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2013

DIGITAL BRAND MEDIA & MARKETING GROUP, INC.

By:	/s/ Linda Perry
Executive Director

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